EXHIBIT 99.1


                                   [FIC Logo]

                                  June 13, 2005



Dear Shareholder:

     For the past twelve months, your new management team has been engaged in the arduous process of examining and correcting the financial accounts of our company covering multiple years. This work required review of large volumes of accounting data and entries, as well as extensive analysis of complex financial transactions and the records of those transactions. In this work, the Company has been assisted by the accounting firm of KPMG LLP and other outside accountants and actuaries. The Company's registered public accounting firm, PricewaterhouseCoopers LLP, has worked closely with the Company in reviewing and auditing the Company's revised financial statements.

     The scope of this accounting effort has proven to be larger than anyone supposed at the outset. As a result, we have been long delayed in the filing of FIC's Form 10-K report for 2003. In addition, our Form 10-K report for 2004 and our 10-Q reports for the first three quarters of 2004 and for the first quarter of 2005 have also been delayed. I am aware that this delay has caused severe inconvenience and frustration to many of you. Please know that we have worked intensely and tirelessly to complete the work in a careful and thorough manner, and in the end to provide us all with sound financial reports that accurately depict the financial condition and results of operations of our company.

     I am happy to report that in recent weeks, this work has begun to bear fruit. In March, our two insurance company subsidiaries, Family Life Insurance Company and Investors Life Insurance Company of North America, filed their statutory (unaudited) financial statements for 2004 with the insurance regulators. In March and May, respectively, Family Life and Investors Life filed their audited 2003 statutory financial statements with the insurance regulators. On May 16, 2005, our insurance company subsidiaries filed their statutory financial statements (unaudited) for the first quarter of 2005, on a timely basis.

     These two subsidiaries comprise most of the operating business of FIC. The statutory accounting practices applicable to their financial statements vary significantly from generally accepted accounting principles ("GAAP") that are used in preparing FIC's consolidated financial statements. In addition, the statutory statements do not include information pertaining to the operations (primarily expenses) or the debt of FIC (the holding company of the insurance company subsidiaries) or the operations of the non-insurance company subsidiaries of FIC. Nonetheless, completion of the statutory financial statements clears the path for completion of FIC's GAAP accounting for 2003 and then for subsequent years. We have already devoted extensive attention to the GAAP financials, and it is on the completion of these reports that our finance group, outside auditors, and accounting consultants will now focus.



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     The  complexity of the  accounting  issues that we have found and the large number of accounting periods that we have needed to reexamine have taught us to be cautious about predicting completion dates. With that in mind, I assure you that we are focusing our efforts on the prompt completion of FIC's 2003 Form 10-K report, with the 2004 reports to follow as soon as possible thereafter.

     We will also be continuing our efforts to improve the sales, business operations, and business outlook of our company. In that connection, I am pleased to inform you that the sale of the River Place Pointe office complex for $103 million, which we announced on March 23, 2005, was completed on June 1, 2005.

     Thank you for your patience while we complete this accounting and reporting effort. We look forward to completing these tasks promptly and accurately.

                                        Sincerely yours,

                                        /s/ J. Bruce Boisture

                                        J. Bruce Boisture
                                        CEO & President



     As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Financial Industries Corporation cautions that the statements in this letter, including but not limited to, statements relating to the timing of filings, future filings, keeping reports current, efforts to improve sales, operations, and outlook, and other matters that are not historical factual information are forward-looking statements. Such statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from those contemplated by the forward-looking statements including, among other things: timing and results of reviews, audits and assessments; competing demands on the time and resources of the Company and its personnel; the need to retain a registered public accounting firm for 2004; the timing of actions by such firm and other accountants and consultants; ability to implement improvements to our business; and other factors discussed in the Company's other filings with the SEC.



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